SYMBOTIC INC. 2022 OMNIBUS INCENTIVE COMPENSATION PLAN RESTRICTED STOCK UNIT AWARD AGREEMENT THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Award Agreement”), evidences an award of restricted stock units (the “RSUs”) by and between Symbotic Inc., a Delaware corporation (the “Company”) under the Symbotic Inc. 2022 Omnibus Incentive Compensation Plan (the “Plan”). Capitalized terms not defined in this Award Agreement have the meanings given to them in the Plan. Name of Participant: [ ] (the “Participant”). Grant Date: [ ] (the “Grant Date”). Number of RSUs: [ ] Vesting Date(s): The RSUs granted will vest on the vesting dates specified in the online records relating to this Award Agreement available on E*TRADE or any successor system maintained by the Company for specific vesting dates (each date upon which the RSUs vest, a “Vesting Date”). Any fractional RSUs that would vest on any Vesting Date will be rounded down to the next whole number of RSUs and all unvested RSUs as of the final Vesting Date will be eligible to vest on such Vesting Date. The RSUs will vest only if the Participant is, and has been, continuously employed by the Company from the Grant Date through the applicable Vesting Date, and any unvested RSUs will be forfeited upon any termination of Employment for any reason. Notwithstanding the foregoing: A. Termination in Connection with a Change of Control: Upon a termination of Employment without Cause or for Good Reason on or within one year following a Change of Control, the RSUs will vest in full. B. Termination Due to Death[,][ or] Disability[ or Retirement]: Upon a termination of Employment due to death[,][ or] Disability[ or Retirement], any RSUs with a Vesting Date that is within one year after the date of termination will vest. C. For purposes of this Award Agreement, - 2 - a. “Disability” shall mean, unless otherwise defined in an employment agreement between the Participant and the Company, a Participant’s inability to perform the duties of his or her employment on a full-time basis for six (6) consecutive months, as determined by the Committee; provided that, to the extent necessary to comply with Section 409A, “Disability shall mean “disability” as defined in Section 409A(a)(2)(C). b. “Good Reason” shall mean the occurrence of any of the following in the absence of the Participant’s written consent: (i) any material and adverse change in the Participant’s position or authority with the Company as in effect immediately before a Change of Control; (ii) the transfer of the Participant’s primary work site to a new primary work site that is more than 50 miles from the Participant’s primary work site in effect immediately before a Change of Control; or (iii) a diminution of the Participant’s base salary in effect immediately before a Change of Control by more than 10%, unless such diminution applies to all similarly situated employees. If the Participant does not deliver to the Company a written notice of termination within 30 days after the Participant has knowledge that an event constituting Good Reason has occurred, the event will no longer constitute Good Reason. In addition, the Participant must give the Company 30 days to cure the event constituting Good Reason. c. [“Retirement” shall mean the Participant’s voluntary resignation on or after the date on which the Participant’s age plus total years of continuous service to the Company and its affiliates and/or subsidiaries equals at least 68 and the Participant has been a director, employee or consultant of the Company and/or a subsidiary of the Company (and not merely of an affiliate that is not a subsidiary) for at least five continuous years; provided that such Retirement constitutes a “separation from service” as defined in the regulations under Section 409A to the extent necessary to comply with Section 409A.] Delivery Date: Unless otherwise determined by the Committee, the Company will issue to the Participant one Share for each vested RSU (each date on which the Shares are so issued, a “Delivery Date”) within thirty - 3 - Dividend Equivalent days following the Vesting Date. In the discretion of the Committee, in lieu of all or any portion of the Shares otherwise deliverable in respect of the vested RSUs, the Company may deliver cash equal in value to a Share or a combination thereof, as determined by the Committee. Rights: On the Delivery Date, the Company will pay to the Participant a cash amount equal to the cash dividends or other distributions (other than any dividends or distributions for which the RSUs were adjusted pursuant to Section 1.6.3 of the Plan), if any, that would have been paid on the Shares underlying the RSUs that vest on the applicable Vesting Date if such Shares had been outstanding as of the Grant Date. Voting Rights: The Participant will have no voting rights with respect to any of the Shares underlying any RSUs until such Shares are issued and delivered to the Participant and the Participant’s name is entered as a stockholder of record on the books of the Company. Section 409A: Payments under this Award Agreement are intended to be exempt from or comply with Section 409A to the extent applicable, and this Award Agreement shall be administered accordingly. Notwithstanding anything to the contrary contained in this Award Agreement or any other agreement that the Participant has entered into with the Company, to the extent that any payment under this Award Agreement is determined by the Company to constitute “non-qualified deferred compensation” subject to Section 409A and is payable to the Participant by reason of termination of the Participant’s Employment, then (a) such payment shall be made to the Participant only upon a “separation from service” as defined for purposes of Section 409A under applicable regulations and (b) if the Participant is a “specified employee” (within the meaning of Section 409A and as determined by the Company), such payment shall not be made before the date that is six months after the date of the Participant’s separation from service (or the Participant’s earlier death). Each payment under this Award Agreement shall be treated as a separate payment for purposes of Section 409A. Tax Withholding: The Participant is advised to review with his/her own tax advisors any tax consequences of the RSUs. The Participant hereby represents to the Company that he/she is relying solely on such advisors and not on any statements or representations of the Company, its affiliates or any of their respective agents. At the time the RSUs are granted, vest or settle, in whole or in part, and at - 4 - any other time as determined by the Company, the Participant hereby agrees that the amounts required to satisfy the tax withholding obligations of the Company or its affiliates, if any, in connection with the RSUs will be satisfied by, as determined by the Committee in its sole discretion: (i) by means of the sale of a number of Shares (with an aggregate value equal to such withholding obligations (rounded up to the nearest whole number of Shares)) at the then-market price that otherwise would be delivered to the Participant in connection with the settlement of the RSUs (“Sell To Cover”), which in the absence of an alternative determination by the Committee shall be the default approach for satisfying such tax withholding obligations, (ii) by the withholding by the Company of a number of Shares (with an aggregate value equal to such withholding obligations (rounded up to the nearest whole number of Shares)) that otherwise would be delivered to the Participant in connection with the settlement of the RSUs or (iii) by any other method to satisfy any tax withholding obligations as determined or permitted by the Committee in its sole discretion subject to such procedures or rules as implemented by the Company from time to time. The Participant agrees to execute any letter of instruction or other agreement required by the Company’s transfer agent or other party involved in such sale to cause such party or parties to irrevocably commit to forward the proceeds necessary to satisfy the tax withholding obligations directly to the Company or its affiliates. It is the Participant’s intent that the Sell To Cover comply with the requirements of Rule 10b5- 1(c)(1) under the Exchange Act and be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act. The Participant hereby certifies that the Participant is entering into this Award Agreement in good faith and not as part of any scheme to evade the prohibitions of Rule 10b of the Exchange Act. As of the date of this Award Agreement, the Participant is not aware of any material nonpublic information regarding the Company. The Participant has acted and agrees to act in good faith with respect to the requirements of Rule 10b5-1(c) of the Exchange Act. In the event the withholding obligations are satisfied by Sell to Cover, neither the Company nor the Participant will partake in a sale of the number of Shares equal to such withholding obligations until: (a) if the Participant is not an officer of the Company (as defined in Exchange Act Rule 16a-1(f), as amended) or a member of the Company’s board of directors, thirty (30) days after the date of this Award Agreement; or (b) if the Participant is an officer of the Company (as defined in Exchange Act Rule 16a-1(f), as amended) or a member of the Company’s board of directors, the

- 5 - later of (i) ninety (90) days after the date of this Award Agreement and (ii) the earlier of (x) two (2) business days after the release of financial results on Form 10-Q or Form 10-K for the fiscal quarter in which this Award Agreement was adopted or (y) one-hundred twenty (120) days after the date of this Award Agreement. The Participant acknowledges and agrees, that regardless of any action taken by the Company or its affiliates, the ultimate responsibility for all tax consequences is and remains the Participant’s responsibility. The Company assumes no responsibility for any individual income taxes, penalties or interest related to grant, vesting or settlement of any RSU. Transfer Restrictions: The Participant may not sell, exchange, transfer, assign, pledge, hedge, hypothecate or otherwise encumber the RSUs or the Shares underlying the RSUs, other than to the extent provided in Section 3.4 of the Plan. Repayment: The RSUs (or a portion thereof) will be subject to repayment immediately upon demand therefor, in accordance with Section 2.9 of the Plan, if any terms and conditions of the Plan and the Award Agreement are not materially satisfied. Any decision regarding repayment of RSUs under this paragraph will be made by the Committee in its sole discretion. In addition to the foregoing, the RSUs will be subject to any clawback or recapture policy that the Company may adopt from time to time to the extent provided in such policy. Conditions to Award: This award of RSUs is conditioned upon (i) the Participant activating the Participant’s account on the online portal established by the Company’s equity plan administrator and (ii) the Participant accepting the RSUs through such online portal, in each case within ninety (90) days following the Grant Date (the “Acceptance Period”). In the event the Participant fails to activate his or her account or accept the RSUs through the online portal within the Acceptance Period, then the RSUs subject to this Award Agreement will terminate automatically unless the Company’s Chief Human Resources Officer, General Counsel or their designee has provided written consent to such delay. Amendment: The Committee reserves the right at any time to amend the terms and conditions set forth in this Award Agreement, except that the Committee may not make any amendment in a manner unfavorable to the Participant (other than if immaterial), without the Participant’s consent except as provided in the Plan. Any amendment of this Award Agreement shall be in writing and - 6 - signed by an authorized member of the Committee or a person or persons designated by the Committee. Governing Law: This Award Agreement shall be deemed to be made under, and in all respects be interpreted, construed and governed by and in accordance with, the laws of the State of Delaware without regard to conflict of law principles. The Plan is incorporated herein by reference. Except as otherwise set forth in the Award Agreement, the Award Agreement and the Plan constitute the entire agreement and understanding of the parties with respect to the RSUs. In the event that any provision of the Award Agreement is inconsistent with the Plan, the terms of the Award Agreement will control. By accepting this Award Agreement, the Participant agrees to be subject to the terms and conditions of the Plan. Participant acknowledges receipt of, and understands and agrees to, this Award Agreement, the Plan, the related Plan prospectus and the Company’s Insider Trading Policy. This Award Agreement may be executed in counterparts, which together will constitute one and the same original, and such execution may be evidenced by electronic means (including online acceptance) pursuant to any procedures established by the Company for electronic acceptance. - 7 - IN WITNESS WHEREOF, by signature or online acceptance, the parties have caused this Award Agreement to be duly executed and effective as of the Grant Date. SYMBOTIC INC. By: Name: Title: Participant: (by online acceptance)